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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Health Net, Inc. on Form S-4 of our reports dated February 20, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Health Net, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California

August 9, 2001

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Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT